Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614.278.6622

BIG LOTS PARTICIPATING AT THE ICR XCHANGE CONFERENCE

COMPANY AFFIRMS Q4 GUIDANCE IN ADVANCE OF CONFERENCE

Columbus, Ohio - January 12, 2015 - Big Lots, Inc. (NYSE: BIG) announced today that it is participating in the ICR XChange Conference being held at The Grande Lakes Orlando Resort, Orlando, Florida.

In advance of the conference, we are affirming Q4 fiscal 2014 sales and earnings guidance. Quarter-to-date through the first ten weeks, comparable store sales have increased approximately 2%, or directly in line with our previously communicated guidance which calls for an increase in the low single digit range. At this level of sales, we are also affirming our earnings per share guidance of $1.70 to $1.80 compared to last year’s earnings per share from continuing operations of $1.45.

Commenting on today’s release, David Campisi, CEO and President stated, “We are very pleased with our performance quarter-to-date during this holiday season. After a slightly positive comp in November, sales accelerated in December, and our January results to date have been solid. We are well on our way to delivering our fourth consecutive quarter of comp sales increases. Our strategy is working, and we are becoming more consistent for Jennifer.”

Mr. Campisi continued, “As expected, Food, Furniture, Soft Home, and Consumables have been the strongest categories with comp increases ranging from low double digits to mid-single digits. We believe each of these are winnable businesses for Big Lots and Jennifer has recognized our progress in improving our offering. Additionally, I am also encouraged by Christmas Trim (seasonal) where comps were up low single digits with inventory levels down significantly to last year. Overall, the merchant, planning, and operations teams have executed our plan well in a highly competitive retail environment.”

Mr. Campisi is scheduled to give a presentation at the conference on Tuesday, January 13, 2015, which will be broadcast live beginning at approximately 4:00 p.m. This live audio webcast will be available through the Investor Relations section of our website http://www.biglots.com.

If you are unable to join the live webcast, an archive of the presentation will be available through http://www.biglots.com and will remain available through midnight on January 20, 2015. All times are Eastern Time.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,494 BIG LOTS stores in 48 states with product assortments in the merchandise categories of Food, Consumables, Furniture & Home Décor, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. For more information, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com